    EXHIBIT 99.1

Shutterstock Reports First Quarter 2025 Financial Results
New York, NY - May 2, 2025 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies, today announced financial results for the first quarter ended March 31, 2025.
Commenting on the Company's performance, Paul Hennessy, the Company's Chief Executive Officer, said, “I am pleased to report that Shutterstock started the year strong, with a first quarter that achieved year over year Content revenue growth of 17%, as well as improvements across many of our key financial metrics. As we continue to generate strong free cash flow at attractive margins, we remain committed to growth in both the Content and Data, Distribution and Services businesses in 2025.”

First Quarter 2025 highlights as compared to First Quarter 2024:
    Financial Highlights
•Revenues were $242.6 million compared to $214.3 million.
•Net income was $18.7 million compared to $16.1 million.
•Net income per diluted common share was $0.53 compared to $0.45.
•Adjusted net income was $36.3 million compared to $33.1 million.
•Adjusted net income per diluted common share was $1.03 compared to $0.92.
•Adjusted EBITDA was $63.4 million compared to $56.0 million.

FIRST QUARTER RESULTS
Revenue
First quarter revenue of $242.6 million increased $28.3 million or 13% as compared to the first quarter of 2024.
Revenue from our Content product offering increased $29.1 million, or 17%, as compared to the first quarter of 2024, to $202.9 million. Content revenue represented 84% of our total revenue in the first quarter of 2025.
Revenue generated from our Data, Distribution, and Services product offering decreased $0.8 million, or 2%, as compared to the first quarter of 2024, to $39.7 million, and represented 16% of first quarter revenue in 2025. Revenue growth was unfavorably impacted by 1% due to fluctuations in foreign currencies for the three months ended March 31, 2025, compared to the same period in 2024.

Net income and net income per diluted common share
Net income in the first quarter of 2025 of $18.7 million increased $2.6 million as compared to net income of $16.1 million for the first quarter in 2024. Net income per diluted common share was $0.53, as compared to $0.45 for the same period in 2024. These increases were attributable to profitability associated with the Envato business acquired in July of 2024, offset by an increase in interest expense of $3.7 million due to increased debt which funded the purchase of Envato. The Company also incurred $11.9 million of professional fee expenses in the quarter associated with the proposed merger with Getty Images Holdings, Inc. (“Getty Images”).

Adjusted net income and adjusted net income per diluted common share
Adjusted net income in the first quarter of 2025 of $36.3 million increased $3.2 million as compared to adjusted net income of $33.1 million for the first quarter in 2024. First quarter 2025 adjusted net income was favorably impacted by profitability associated with the Envato acquisition offset by an increase in interest expense.
Adjusted net income per diluted common share was $1.03 as compared to $0.92 for the first quarter of 2024, an increase of $0.11 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $63.4 million for the first quarter of 2025 increased by $7.4 million, or 13%, as compared to the first quarter of 2024, primarily due to the contribution from Envato. Net income margin of 7.7% for the first quarter of 2025 increased by 0.2%, as compared to 7.5% in the first quarter of 2024. The adjusted EBITDA margin of 26.1% for the first quarter of 2025 was consistent with the first quarter of 2024.

FIRST QUARTER LIQUIDITY
Our cash and cash equivalents increased by $0.9 million to $112.2 million at March 31, 2025, as compared with $111.3 million as of December 31, 2024. This increase was driven by $25.2 million of net cash provided by our operating activities, partially offset by $15.8 million of net cash used in financing activities and $11.2 million of net cash used in investing activities.
Net cash provided by our operating activities was driven by our operating income and changes in the timing of cash collections from our customers and payments pertaining to operating expenses, offset by payments of year-end bonuses and commissions. In addition, cash flows for the three months ended March 31, 2025 were unfavorably impacted by $9.4 million of expenses related to the Getty Images proposed merger.
Cash used in investing activities for the three months ended March 31, 2025 consisted of $11.7 million related to capital expenditures and content acquisition, partially offset by $0.5 million related to the receipt of the Giphy Retention Compensation, as reimbursed by the Giphy seller.
Cash used in financing activities for the three months ended March 31, 2025 consisted of $11.5 million related to the payment of the quarterly cash dividend, $3.5 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards, and $0.8 million used for the repayment of our credit facility.
Adjusted free cash flow was $23.4 million for the first quarter of 2025, an increase of $12.1 million from the first quarter of 2024.

QUARTERLY CASH DIVIDEND
During the three months ended March 31, 2025, the Company declared and paid a cash dividend of $0.33 per common share or $11.5 million.
On April 21, 2025, the Board of Directors declared a dividend of $0.33 per share of outstanding common stock, payable on June 19, 2025 to stockholders of record at the close of business on June 5, 2025.

KEY OPERATING METRICS

	Three Months Ended March 31,
	2025	2024

Subscribers (end of period)(1)	1,079,000	499,000
Subscriber revenue (in millions)(2)	$109.9	$83.9

Average revenue per customer (last twelve months)(3)	$244	$418
Paid downloads (in millions)(4)	120.9	35.0
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, unrealized losses / gains on investments, interest income and expense, income taxes and Merger related costs; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations (reported in Other), unrealized losses / gains on investments (reported in Other), Merger related costs and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as net cash provided by operating activities, adjusted for capital expenditures, content acquisition, cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy, and cash paid for costs related to the Getty Images merger.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the United Kingdom Competition and Markets Authority (the “CMA”) and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended March 31, 2025, the Company also incurred $4.8 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between each of our non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow), and each measure’s most directly comparable financial measure calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

Previously Announced Merger Agreement with Getty Images Holdings, Inc. (“Getty Images”)

On January 7, 2025, Shutterstock announced that it entered into a merger agreement with Getty Images to combine in a merger of equals transaction, creating a premier visual content company. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, the approval of Shutterstock stockholders and the extension or refinancing of Getty Images’ existing debt obligations.

As previously communicated, in light of pending transaction with Getty Images, Shutterstock will not be hosting a conference call or providing financial guidance in conjunction with its first quarter 2025 results.

For additional information associated with the transaction, please see the Company’s filings from time to time with the Securities and Exchange Commission.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK) is a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production services—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.

Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, X, Facebook and YouTube.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

In connection with the proposed transaction, on March 31, 2025, Getty Images filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended on April 28, 2025 , that includes an information statement of Getty Images and a proxy statement of Shutterstock and that also constitutes a prospectus with respect to shares of Getty Images’ common stock to be issued in the proposed transaction (the “information statement and proxy statement/prospectus”). The registration statement on Form S-4 was declared effective by the SEC on April 30, 2025. Shutterstock filed a definitive proxy statement and Getty Images filed a definitive information statement and prospectus with the SEC on April 30, 2025 and commenced mailing to their respective stockholders on April 30, 2025. Each of Getty Images and Shutterstock may

also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This filing is not a substitute for the information statement and proxy statement/prospectus or any other document that Getty Images or Shutterstock has filed or may file with or furnish to the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH, OR FURNISHED TO, THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the information statement and proxy statement/prospectus and other documents containing important information about Getty Images, Shutterstock and the proposed transaction filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with, or furnished to, the SEC by Getty Images are available free of charge on Getty Images’ website at investors.gettyimages.com or by contacting Getty Images’ Investor Relations department by email at investorrelations@gettyimages.com. Copies of the documents filed with or furnished to the SEC by Shutterstock are available free of charge on Shutterstock’s website at investor.shutterstock.com or by contacting Shutterstock’s Investor Relations department by email at IR@Shutterstock.com.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of proxies in connection with the proposed transaction. Getty Images, Shutterstock and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Getty Images, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Getty Images’ Form 10-K for the year ended December 31, 2024 filed with the SEC on March 17, 2025 and in the information statement and proxy statement/prospectus filed with the SEC on April 30, 2025. Information about the directors and executive officers of Shutterstock, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shutterstock’s Form 10-K for the year ended December 31, 2024 filed with the SEC on February 25, 2025, as amended by Amendment No. 1 to such Form 10-K filed with the SEC on March 28, 2025. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the information statement and proxy statement/prospectus filed with the SEC on April 30, 2025 and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

NO OFFER OR SOLICITATION

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS
The statements in this press release, and any related oral statements, include forward-looking statements concerning Getty Images, Shutterstock, the proposed transaction described herein and other matters. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this press release relate to, among other things, obtaining applicable regulatory and stockholder approvals for the proposed transaction on a timely basis or otherwise, satisfying other closing conditions to the proposed transaction, on a timely basis or otherwise, the expected tax treatment of the proposed transaction, the expected timing of the proposed transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. Important factors that could cause actual results to differ materially from the forward-looking statements include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; interloper risk; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing (or at all); negative effects of the announcement of the transaction on the ability of Shutterstock or Getty Images to retain and hire key personnel and maintain relationships with customers, suppliers and others who Shutterstock or Getty Images does business, or on Shutterstock or Getty Images’ operating results and business generally; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, as expected (or at all), or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on Getty Images’, Shutterstock’s or the combined company’s relationships with suppliers, customers, employers and regulators; demand for the combined company’s products; potential changes in the Getty Images stock price that could negatively impact the value of the consideration offered to the Shutterstock stockholders; the occurrence of any event that could give rise to the termination of the proposed transaction; and Getty Images’ ability to complete any refinancing of its debt or new debt financing on a timely basis, on favorable terms or at all. A more fulsome discussion of the risks related to the proposed transaction will be included in the information statement and proxy statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of Getty Images’ and Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is, and the list of factors presented in the joint proxy and information statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Neither Getty Images nor Shutterstock assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

Investor Relations Contact	Press Contact
Scott Grossman	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$242,620	$214,315

Operating expenses:
Cost of revenue	100,888	88,204
Sales and marketing	53,359	56,236
Product development	19,865	21,051
General and administrative	58,307	32,078
Total operating expenses	232,419	197,569
Income from operations	10,201	16,746
Interest expense	(4,298)	(562)
Other income, net	14,515	4,206
Income before income taxes	20,418	20,390
Provision for income taxes	1,730	4,269
Net income	$18,688	$16,121

Earnings per share:
Basic	$0.54	$0.45
Diluted	$0.53	$0.45

Weighted average common shares outstanding:
Basic	34,890	35,591
Diluted	35,322	36,066

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$112,231	$111,251
Accounts receivable, net of allowance of $3,577 and $3,101	111,739	95,225
Prepaid expenses and other current assets	40,043	49,482
Total current assets	264,013	255,958
Property and equipment, net	65,624	66,400
Right-of-use assets	12,913	13,956
Intangible assets, net	238,278	248,477
Goodwill	572,420	569,668
Deferred tax assets, net	78,053	70,982
Other assets	92,917	83,715
Total assets	$1,324,218	$1,309,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,119	$9,221
Accrued expenses	107,878	126,643
Contributor royalties payable	85,022	81,076
Deferred revenue	226,242	225,489
Debt	158,107	158,106
Other current liabilities	21,854	24,751
Total current liabilities	615,222	625,286
Deferred tax liability, net	1,853	2,174
Long-term debt	118,858	119,598
Lease liabilities	21,706	23,365
Other non-current liabilities	19,399	20,383
Total liabilities	777,038	790,806
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 40,422 and 40,395 shares issued and 34,901 and 34,874 shares outstanding as of March 31, 2025 and December 31, 2024, respectively	403	403
Treasury stock, at cost; 5,521 shares as of March 31, 2025 and December 31, 2024	(269,804)	(269,804)
Additional paid-in capital	485,736	468,390
Accumulated other comprehensive loss	(12,544)	(16,841)
Retained earnings	343,389	336,202
Total stockholders’ equity	547,180	518,350
Total liabilities and stockholders’ equity	$1,324,218	$1,309,156

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount) (unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,688	$16,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,671	21,263
Deferred taxes	(7,772)	(3,854)
Non-cash equity-based compensation	17,884	11,150
Bad debt expense	593	(1,510)
Unrealized gain on investments, net	(13,260)	(3,755)
Changes in operating assets and liabilities:
Accounts receivable	(16,618)	(736)
Prepaid expenses and other current and non-current assets	17,982	(11,999)
Accounts payable and other current and non-current liabilities	(17,264)	(20,182)
Contributor royalties payable	3,379	6,127
Deferred revenue	(1,036)	(4,325)
Net cash provided by operating activities	$25,247	$8,300

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(10,808)	(14,461)
Business combination, net of cash acquired	—	(19,474)
Cash received related to Giphy Retention Compensation	492	18,401
Acquisition of content	(897)	(994)
Security deposit payment	(21)	—
Net cash used in investing activities	$(11,234)	$(16,528)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash paid related to settlement of employee taxes related to RSU vesting	(3,539)	(7,966)
Payment of cash dividends	(11,501)	(10,663)
Repayment of credit facility	(781)	—
Net cash used in financing activities	$(15,821)	$(18,629)

Effect of foreign exchange rate changes on cash	2,788	(1,822)
Net increase / (decrease) in cash and cash equivalents	980	(28,679)

Cash and cash equivalents, beginning of period	111,251	100,490
Cash and cash equivalents, end of period	$112,231	$71,811

Supplemental Disclosure of Cash Information:
Cash (received) / paid for income taxes	$(604)	$2,901
Cash paid for interest	4,359	509

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2025	2024
Net income	$18,688	$16,121
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	17,884	11,150
Tax effect of non-cash equity-based compensation (1)	(4,203)	(2,620)
Acquisition-related amortization expense (2)	9,697	9,163
Tax effect of acquisition-related amortization expense (1)	(2,279)	(2,153)
Giphy Retention Compensation Expense - non-recurring	566	6,829
Tax effect of Giphy Retention Compensation Expense - non-recurring(1)	(133)	(1,605)
Merger related costs	11,861	—
Tax effect of Merger related costs(1)	(2,669)	—
Other(3)	(13,080)	(3,766)
Tax effect of other(1)	(41)	2
Adjusted net income	$36,291	$33,121

Net income per diluted common share	$0.53	$0.45
Adjusted net income per diluted common share	$1.03	$0.92

Weighted average diluted shares	35,322	36,066
____________________________________________________________________________________________________________________
(1)Statutory tax rates are used to calculate the tax effect of the adjustments.
(2)Of these amounts, $9.0 million and $8.2 million are included in cost of revenue for the three months ended March 31, 2025 and 2024, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.
(3)Other consists of unrealized gains and losses on investments and severance costs associated with strategic workforce optimizations.

	Three Months Ended March 31,
	2025	2024
Net income	$18,688	$16,121
Add / (less) Non-GAAP adjustments:
Interest expense	4,298	562
Interest income	(935)	(1,043)
Provision for income taxes	1,730	4,269
Depreciation and amortization	22,671	21,263
EBITDA	$46,452	$41,172

Non-cash equity-based compensation	17,884	11,150
Giphy Retention Compensation Expense - non-recurring	566	6,829
Merger related costs	11,861	—
Foreign currency (gain) / loss	(320)	592
Unrealized gain on investment	(13,260)	(3,755)
Workforce optimization - severance	180	(11)
Adjusted EBITDA	$63,363	$55,977

Revenue	$242,620	$214,315
Net income margin	7.7%	7.5%
Adjusted EBITDA margin	26.1%	26.1%

	Three Months Ended March 31,
	2025	2024
Reported Revenue (in thousands)	$242,620	$214,315

Revenue growth	13%	—%
Revenue growth on a constant currency basis	14%	—%

Content reported revenue (in thousands)	$202,888	$173,830
Content revenue growth	17%	(10)%
Content revenue growth on a constant currency basis	17%	(10)%

Data, Distribution, and Services reported revenue (in thousands)	$39,732	$40,485
Data, Distribution, and Services revenue growth	(2)%	90%
Data, Distribution, and Services revenue growth on a constant currency basis	(2)%	90%

	Three Months Ended March 31,
	2025	2024
Cash flow information:
Net cash provided by operating activities	$25,247	$8,300
Net cash used in investing activities	$(11,234)	$(16,528)
Net cash used in financing activities	$(15,821)	$(18,629)

Adjusted free cash flow:
Net cash provided by operating activities	$25,247	$8,300
Capital expenditures	(10,808)	(14,461)
Content acquisitions	(897)	(994)
Cash received related to Giphy Retention Compensation	492	18,401
Merger related costs	9,350	—
Adjusted Free Cash Flow	$23,384	$11,246

	Three Months Ended March 31,
	2025	2024
Content	$202,888	$173,830
Data, Distribution, and Services	$39,732	$40,485
Total revenue	$242,620	$214,315

Change in total deferred revenue(1)	$753	$(5,422)
Total billings	$243,373	$208,893
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23

Subscribers (end of period, in thousands) (1)	1,079	459	470	490	499	523	551	556
Subscriber revenue (in millions) (2)	$109.9	$75.7	$78.7	$80.3	$83.9	$85.2	$88.3	$87.4

Average revenue per customer (last twelve months) (3)	$244	$450	$446	$434	$418	$412	$401	$374
Paid downloads (in millions) (4)	120.9	33.0	32.9	33.4	35.0	35.4	36.4	38.5
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23

Cost of revenue	$396	$505	$443	$300	$224	$145	$180	$306
Sales and marketing	2,255	2,627	3,226	3,167	2,011	2,201	2,067	2,487
Product development	2,912	2,722	2,745	4,171	2,285	3,022	3,509	4,221
General and administrative	12,321	9,256	8,680	7,338	6,630	6,620	7,247	7,929
Total non-cash equity-based compensation	$17,884	$15,110	$15,094	$14,976	$11,150	$11,988	$13,003	$14,943

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23

Cost of revenue	$20,742	$21,191	$19,653	$20,087	$19,874	$18,952	$19,872	$18,134
General and administrative	1,929	2,096	1,991	1,346	1,389	1,404	1,400	1,070
Total depreciation and amortization	$22,671	$23,287	$21,644	$21,433	$21,263	$20,356	$21,272	$19,204